Exhibit 10.7
FIRST AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT
This FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), dated the 10th day of August, 2022, is entered into by and between Privia Health, LLC (“Company”) and David Mountcastle (“Executive”). Each of Company and Executive may be referred to individually herein as a “Party” or, collectively, as the “Parties.”
RECITALS
WHEREAS, Company and Executive are parties to that certain Executive Employment Agreement dated March 21, 2022 (the “Original Agreement”); and

WHEREAS, Company and Executive desire to amend the Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements of the Parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto as agree as follows:

1.Amendment to Section 5. The third sentence of the first paragraph of Section 5 (Term and Termination) of the Agreement is hereby amended as follows with deletions evidenced by strikethrough text:

In the event Executive’s employment is terminated for any reason, Executive shall receive his Base Salary accrued through the date of termination, ~~his accrued but unused paid time off,~~ reimbursement of any business expenses properly incurred prior to the date of termination, and any benefits, including continuation and conversion rights, provided upon termination of employment under Company’s employee benefit plans (collectively the “Accrued Obligations”).

2.Amendment to Section 9. The second sentence of Section 9 (Non-Compete) of the Agreement is hereby deleted in its entirety and replaced with the following:

The Parties agree that for purposes of this Agreement, a person or entity is in competition with Company if it operates or manages medical groups, health systems, independent physicians associations, or accountable care organizations in any state in which Company or its subsidiaries and affiliates conducts business at the time of Executive's termination.

3.Defined Terms. Capitalized terms which are used in this Amendment but are not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
4.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws provisions thereof.

5.No Breach. The Parties hereby acknowledge and agree that the change set forth in in this Amendment (a) are voluntary, (b) do not constitute a breach of the Agreement, and (c) do not constitute Good Reason under the Agreement.

Exhibit 10.7
6.Ratification of Agreement. Except as expressly modified or amended by this Amendment, all provisions of the Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect.

7.Counterparts. This Amendment maybe executed and delivered in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[Signature Page to Follow]

Exhibit 10.7

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date set forth above.

EXECUTIVE:

/s/ David Mouncastle
David Mountcastle

COMPANY:

PRIVIA HEALTH, LLC

By:/s/ Shawn Morris
Name: Shawn Morris
Title: Chief Executive Officer